UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2016

PARKER-HANNIFIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Ohio                   1-4982          34-0451060
(State or Other Jurisdiction         (Commission          (IRS Employer
of Incorporation)          File Number)         Identification No.)

6035 Parkland Blvd.
Cleveland, Ohio                     44124-4141
(Address of Principal Executive Offices)              (Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Not Applicable
(Former name or former address, if changed since last report.)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2016, the Human Resources and Compensation Committee of the Board of Directors of Parker-Hannifin Corporation (the “Company”) granted Lee C. Banks, a named executive officer, a special equity award of 14,194 restricted stock units (“RSUs”). Each RSU represents the right to receive one share of common stock. The RSUs will vest in full on August 17, 2021, provided that Mr. Banks remains an active full-time employee throughout the vesting period. If Mr. Banks ceases to be employed by the Company for any reason, other than death, disability or a Change in Control, he will forfeit the entire award. In the event of Mr. Banks’ death, disability or a Change in Control prior to the vesting date, the RSUs will vest immediately. Upon the vesting date, the RSUs will be paid to Mr. Banks or his estate in shares of the Company’s common stock. Mr. Banks does not receive dividends nor does he have voting rights in the common shares underlying the RSUs, however, he does receive dividend equivalents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By: /s/ Joseph R. Leonti
Joseph R. Leonti
Vice President

Date: August 22, 2016